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                                                                   EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of
CKS Group, Inc.

We consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement (Form S-4 No. 333-63323) of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver included in the Current Report on Form 8-K/A of CKS Group, Inc. dated January 31, 1997, as amended March 6, 1997 and May 28, 1997, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

November 4, 1998